LOCK-UP AGREEMENT

            THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of [         ] by and among (i) American Lorain Corporation, a Nevada corporation (including any successor entity thereto, the “Purchaser”), and (ii) each of the persons listed on the signature page hereto (collectively, the “Restricted Holders”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Share Exchange Agreement.

            WHEREAS, on the date hereof, Purchaser and the Restricted Holders entered into that certain Share Exchange Agreement (as amended from time to time in accordance with the terms thereof, the “Share Exchange Agreement”), by and among Purchaser, Shengrong Environmental Protection Holding Company Limited a business company incorporated in the British Virgin Islands with limited liability (the “Company”) and the Restricted Holders, pursuant to which, subject to the terms and conditions thereof, Purchaser will acquire from the Restricted Holders all of the issued and outstanding equity interests of the Company in exchange for 114,000,000 shares of common stock of the Purchaser (including any equity securities paid as dividends or distribution with respect to such shares or into which such shares are exchanged or converted, the “Exchange Shares”); and

            WHEREAS, pursuant to the Share Exchange Agreement, and in view of the valuable consideration to be received by the Restricted Holders thereunder, Purchaser and the Restricted Holders desire to enter into this Agreement, pursuant to which the Exchange Shares shall become subject to limitations on disposition as set forth herein.

            NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

            1. Lock-Up Provisions.

                                 (a) Each Restricted Holder hereby agrees not to, during the period commencing from the consummation of the transactions contemplated by the Share Exchange Agreement (the “Closing”) and ending on (x) the one (1) year anniversary of the date of the Closing (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Exchange Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Exchange Shares or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of the Exchange Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Exchange Shares owned by a Restricted Holder, either during his lifetime or on death, (A) by gift, will or intestate succession, or (B) to any Affiliate, shareholder, member, partner or trust beneficiary, as the case may be, of such Restricted Holder; provided, however, that in any of cases (A) or (B) it shall be a condition to such transfer that the transferee executes and delivers to Purchaser an agreement stating that the transferee is receiving and holding the Exchange Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Exchange Shares except in accordance with this Agreement. Each Restricted Holder further agrees to execute such agreements as may be reasonably requested by Purchaser that are consistent the foregoing or that are necessary to give further effect thereto.

                                 (b) Notwithstanding the foregoing, each Restricted Holder may during the Lock-Up Period pledge their Exchange Shares (other than their Escrow Shares) to an unaffiliated third party as a guarantee to secure borrowings made by such third party to the Company or any of its Subsidiaries.

                                 (c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Exchange Shares as one of its equity holders for any purpose. In order to enforce this Section 1, Purchaser may impose stop-transfer instructions with respect to the Exchange Shares of each Restricted Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

                                 (d) During the Lock-Up Period, each certificate evidencing any Exchange Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT DATED AS OF [                   ] BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

            2. Miscellaneous.

                                 (a) Termination of Share Exchange Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

                                 (b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of each Restricted Holder are personal to such Restricted Holder and may not be transferred or delegated by such Restricted Holder at any time. Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of any Restricted Holder.

                                 (c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

                                 (d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

                                 (e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

                                 (f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                 (g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser after the Closing, to	With copies to (which shall not constitute notice):

Hubei Shengrong Environmental Protection	Ellenoff Grossman & Schole LLP
Energy-Saving and Technology Co. Ltd.,	1345 Avenue of the Americas, 11th Floor
Qiaokou Nanniwan Changfeng Science	New York, New York 10105
and Technology Industrial Park	Attention: Richard I. Anslow
Western Avenue	Facsimile No.: (212) 370-7889
Building 3	Telephone No.: (212) 370-1300
Wuhan, 430034	Email: ranslow@egsllp.com
China

If to any Restricted Holder, to the address of such Restricted Holder as set forth under the name of such Restricted Holder on the signature pages hereto.

                                 (h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Purchaser, and Restricted Holders holding a majority of the Exchange Shares held by all Restricted Holders. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

                                 (i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

                                 (j) Specific Performance. Each Restricted Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by any Restricted Holder, money damages may be inadequate and Purchaser may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by a Restricted Holder in accordance with their specific terms or were otherwise breached. Accordingly, Purchaser shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any Restricted Holder and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

                                 (k) Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Share Exchange Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Purchaser or any of the obligations of the Restricted Holders under any other agreement between the Restricted Holders and Purchaser or any certificate or instrument executed by the Restricted Holders in favor of Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Purchaser or any of the obligations of the Restricted Holders under this Agreement.

                                 (l) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

            IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

AMERICAN LORAIN CORPORATION,
a Nevada corporation

By:
Name:
Title:

Restricted Holders:

China Sunlong Environmental Technology Inc. a Cayman
Islands company

By:
Name: Jianzhen Li
Title: Director

Jie Tu

By:
Name: Jie Tu

Ying Zhang

By:
Name: Ying Zhang

Act Power Limited,
a British Virgin Islands company

By:
Name: Xianhua Zhou
Title: Director

Citi Profit Investment Group Limited,
a British Virgin Islands company

By:
Name: Shaohua Zhou
Title: Director

Jayway International Holdings Co., Ltd.,
a British Virgin Islands company

By:
Name: Hui Li
Title: Director

Sky Tank Limited,
a British Virgin Islands company

By:
Name: Manli Long
Title: Director

Huiying Liang

By:
Name: Huiying Liang

Patriot Management Ltd.
a British Virgin Islands company

By:
Name: Ziqiang Zheng
Title: Director

Min Wang

By:
Name: Min Wang

Citi Profit Investment Holding Limited,
a British Virgin Islands company

By:
Name: Jin’ai Huang
Title: Director

Sky Tank Investment International Holdings Co., Ltd.,
a British Virgin Islands company

By:
Name: Mei Le
Title: Director

Havesuccess Investment Limited,
a British Virgin Islands company

By:
Name: Huazhen Lin
Title: Director

HHM International Inc.,
a British Virgin Islands company

By:
Name: Haimei Huang
Title: Director

[Signature Page to Lock-Up Agreement]